Q2 FY21 Earnings Release	Page 1 of 4

For more information contact:

Investors
Suzanne DuLong
(206) 272-7049
s.dulong@f5.com

Media
Rob Gruening
(206) 272-6208
r.gruening@f5.com

F5 Delivers Second Consecutive Quarter of Double-Digit Revenue Growth with
19% GAAP and 18% Non-GAAP Product Revenue Growth

SEATTLE, WA - April 27, 2021 - F5 Networks, Inc. (NASDAQ: FFIV) today announced financial results for its fiscal second quarter ended March 31, 2021.
“The transformation we have worked persistently to achieve has put F5 at the center of applications, both traditional and modern, with a differentiated multi-cloud approach. As a result, we are benefitting from strong and sustainable macro growth drivers, which are ultimately powered by escalating application growth.” said François Locoh-Donou, F5’s President and CEO.
“Business and consumers’ increasing reliance on applications has accelerated all prior expectations about the pace of digital transformation and our customers across the globe are scaling their digital assets faster, resulting in growing demand for F5’s application security and delivery solutions,” concluded Locoh-Donou.
Second Quarter Performance Summary
Second quarter fiscal 2021 GAAP revenue was $645 million, up 11% from GAAP revenue of $583 million and up 10% from non-GAAP revenue of $586 million in the second quarter of fiscal year 2020. Fiscal year 2021 second quarter non-GAAP revenue growth was driven by 18% product revenue growth and 4% global services revenue growth over the prior year. Non-GAAP product revenue growth was fueled by 20% software revenue growth and 17% systems revenue growth compared to the year ago period.
GAAP net income for the second quarter of fiscal year 2021 was $43 million, or $0.70 per diluted share compared to second quarter fiscal year 2020 GAAP net income of $61 million, or $1.00 per diluted share.
Non-GAAP net income for the second quarter of fiscal year 2021 was $155 million, or $2.50 per diluted share, compared to $136 million, or $2.23 per diluted share, in the second quarter of fiscal year 2020. Non-GAAP net income for the second quarter of fiscal year 2021 excludes $63 million in stock-based compensation, impairment charges of $34 million, $28 million in acquisition-related charges, $12 million in amortization of purchased intangible assets, and $5 million in facility-exit costs.
A reconciliation of revenue, net income, earnings per share, and other measures on a GAAP to non-GAAP basis is included in the attached Consolidated Income Statements. Additional information about non-GAAP financial information is included in this release.
Business Outlook
For the third quarter of fiscal year 2021 ending June 30, 2021, F5 expects to deliver revenue in the range of $620 million to $650 million, with non-GAAP earnings in the range of $2.36 to $2.54 per diluted share.
All forward-looking non-GAAP measures included in the outlook exclude estimates for amortization of intangible assets, share-based compensation expenses, significant effects of tax legislation and judicial or administrative

Q2 FY21 Earnings Release	Page 2 of 4
interpretation of tax regulations (including the impact of income tax reform), non-recurring income tax adjustments, valuation allowance on deferred tax assets, and the income tax effect of non-GAAP exclusions, and do not include the impact of any future acquisitions or divestitures, acquisition-related charges and write-downs, restructuring charges, facility exit costs, or other non-recurring charges that may occur in the period. F5 is unable to provide a reconciliation of non-GAAP earnings guidance measures to corresponding U.S. generally accepted accounting principles or GAAP measures on a forward-looking basis without unreasonable effort due to the overall high variability and low visibility of most of the foregoing items that have been excluded. Material changes to any one of these items could have a significant effect on our guidance and future GAAP results. Certain exclusions, such as amortization of intangible assets and share-based compensation expenses, are generally incurred each quarter, but the amounts have historically varied and may continue to vary significantly from quarter to quarter.
Live Webcast and Conference Call
F5 will host a live webcast and conference call to review its financial results and outlook today, April 27, 2021, at 4:30 pm ET. The live webcast can be accessed from the investor relations portion of F5.com. To participate in the live call via telephone in the U.S. and Canada, dial (833) 714-0927. Outside the U.S. and Canada, dial +1 (778) 560-2886. Reference Meeting ID 3461547. Please call at least 5 minutes prior to the call start time. The webcast replay will be archived on the investor relations portion of F5’s website.
Forward Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding the continuing strength and momentum of F5’s business, past and future financial performance including revenue, operating targets, earnings and earnings per share ranges, demand for application security and delivery services, SaaS, and software products, expectations regarding future services and products, expectations regarding future customers, markets and the benefits of products, and other statements that are not historical facts and which are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of offerings; potential disruptions to F5’s business and distraction of management as F5 integrates acquired businesses', teams and technologies; F5’s ability to successfully integrate acquired businesses' products with F5 technologies; the ability of F5’s sales professionals and distribution partners to sell acquired businesses' product and service offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into F5’s markets, and new product and marketing initiatives by our competitors; increased sales discounts; the business impact of the acquisition of Volterra and potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement of completion of the acquisition; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; potential disruptions to the global supply chain resulting in inability to source required parts for F5’s products or the ability to only do so at greatly increased prices thereby impacting our revenues and/or margins; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; litigation involving patents, intellectual property, shareholder and other matters, and governmental investigations; potential security flaws in the Company’s networks, products or services; cybersecurity attacks on its networks, products or services; natural catastrophic events; a pandemic or epidemic; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; the unpredictability of F5’s sales cycle; the ability of F5 to execute on its share repurchase program including the timing of any repurchases; future prices of F5’s common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K and other documents that we may file or furnish from time to time, which could cause actual results to vary from expectations. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in

Q2 FY21 Earnings Release	Page 3 of 4
F5’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.
GAAP to non-GAAP Reconciliation
F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations, and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is GAAP net income excluding, as applicable, stock-based compensation, amortization of purchased intangible assets, acquisition-related charges, net of taxes, restructuring charges, facility-exit costs, significant litigation and other contingencies and certain non-recurring tax expenses and benefits, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure of non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability.
The non-GAAP adjustments, and F5's basis for excluding them from non-GAAP financial measures, are outlined below:
Acquisition-related write-downs of assumed deferred revenue. Included in its GAAP financial statements, F5 records acquisition-related write-downs of assumed deferred revenue to fair value, which results in lower recognized revenue over the term of the contract. F5 includes revenue associated with acquisition-related write-downs of assumed deferred revenue in its non-GAAP financial measures as management believes it provides a more accurate depiction of revenue arising from our strategic acquisitions.
Stock-based compensation. Stock-based compensation consists of expense for stock options, restricted stock, and employee stock purchases through the company’s Employee Stock Purchase Plan. Although stock-based compensation is an important aspect of the compensation of F5’s employees and executives, management believes it is useful to exclude stock-based compensation expenses to better understand the long-term performance of the company’s core business and to facilitate comparison of the company’s results to those of peer companies.
Amortization of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Management does not believe these charges accurately reflect the performance of the company’s ongoing operations, therefore, they are not considered by management in making operating decisions. However, investors should note that the use of intangible assets contributed to F5’s revenues earned during the periods presented and will contribute to F5’s future period revenues as well.
Facility-exit costs. In fiscal year 2019, F5 relocated its headquarters in Seattle, Washington, and recorded charges in connection with this facility exit as well as other non-recurring lease activity. These charges are not representative of ongoing costs to the business and are not expected to recur. As a result, these charges are being excluded to provide investors with a more comparable measure of costs associated with ongoing operations.
Acquisition-related charges, net. F5 does not acquire businesses on a predictable cycle and the terms and scope of each transaction can vary significantly and are unique to each transaction. F5 excludes acquisition-related charges from its non-GAAP financial measures to provide a useful comparison of the company’s operating results to prior periods and to its peer companies. Acquisition-related charges consist of planning, execution and integration costs incurred directly as a result of an acquisition.
Impairment charges. In fiscal year 2021, F5 recorded impairment charges related to the permanent exit of certain floors at its Seattle headquarters. These charges are not representative of ongoing costs to the business and are not expected to recur. As a result, these charges are being excluded to provide investors with a more comparable measure of costs associated with ongoing operations.
Restructuring charges. F5 has incurred restructuring charges that are included in its GAAP financial statements, primarily related to workforce reductions and costs associated with exiting facility lease commitments. F5 excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future

Q2 FY21 Earnings Release	Page 4 of 4
operating expenses. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of its business.
Management believes that non-GAAP net income per share provides useful supplemental information to management and investors regarding the performance of the company’s core business operations and facilitates comparisons to the company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the core business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the company’s core business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.
F5 believes that presenting its non-GAAP measures of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s core business and is used by management in its own evaluation of the company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. However, while the GAAP results are more complete, the company provides investors these supplemental measures since, with reconciliation to GAAP, it may provide additional insight into the company’s operational performance and financial results.
For reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section in our attached Condensed Consolidated Income Statements entitled “Non-GAAP Financial Measures.”
About F5
F5 (NASDAQ: FFIV) is a multi-cloud application security and delivery company that enables our customers—which include the world’s largest enterprises, financial institutions, service providers, and governments—to bring extraordinary digital experiences to life. For more information, go to f5.com. You can also follow @F5 on Twitter or visit us on LinkedIn and Facebook for more information about F5, its partners, and technologies.
F5 is a trademark, service mark, or tradename of F5 Networks, Inc., in the U.S. and other countries. All other product and company names herein may be trademarks of their respective owners.
Source: F5 Networks

F5 Networks, Inc.
Consolidated Balance Sheets
(unaudited, in thousands)

	March 31,	September 30,
	2021	2020
ASSETS
Current assets
Cash and cash equivalents	$532,166	$849,556
Short-term investments	111,105	360,333
Accounts receivable, net of allowances of $3,420 and $3,105	374,404	296,183
Inventories	24,571	27,898
Other current assets	293,402	259,506
Total current assets	1,335,648	1,793,476
Property and equipment, net	207,599	229,239
Operating lease right-of-use assets	260,389	300,680
Long-term investments	19,078	102,939
Deferred tax assets	68,624	45,173
Goodwill	2,209,639	1,858,966
Other assets, net	418,215	347,447
Total assets	$4,519,192	$4,677,920
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$53,567	$64,472
Accrued liabilities	324,865	321,398
Deferred revenue	929,397	883,134
Current portion of long-term debt	19,275	19,275
Total current liabilities	1,327,104	1,288,279
Deferred tax liabilities	1,888	602
Deferred revenue, long-term	437,506	389,498
Operating lease liabilities, long-term	320,132	338,715
Long-term debt	359,410	369,047
Other long-term liabilities	65,333	59,511
Total long-term liabilities	1,184,269	1,157,373
Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 200,000 shares authorized, 60,052 and 61,099 shares issued and outstanding	39,507	305,453
Accumulated other comprehensive loss	(19,194)	(18,716)
Retained earnings	1,987,506	1,945,531
Total shareholders’ equity	2,007,819	2,232,268
Total liabilities and shareholders’ equity	$4,519,192	$4,677,920

F5 Networks, Inc.
Consolidated Income Statements
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2021	2020	2021	2020
Net revenues
Products (1)	$309,189	$259,538	$597,234	$494,074
Services	336,098	323,911	672,670	658,680
Total	645,287	583,449	1,269,904	1,152,754
Cost of net revenues (2)(3)(4)(5)(6)
Products	73,289	53,086	140,327	95,204
Services	55,296	48,152	103,237	94,676
Total	128,585	101,238	243,564	189,880
Gross profit	516,702	482,211	1,026,340	962,874
Operating expenses (2)(3)(4)(5)(6)
Sales and marketing	244,908	215,472	459,454	410,991
Research and development	140,453	109,028	254,644	205,033
General and administrative	77,840	74,013	140,993	133,017
Restructuring charges	—	—	—	7,800
Total	463,201	398,513	855,091	756,841
Income from operations	53,501	83,698	171,249	206,033
Other (loss) income, net	(1,377)	(141)	(2,060)	5,079
Income before income taxes	52,124	83,557	169,189	211,112
Provision for income taxes	8,883	22,178	38,270	51,206
Net income	$43,241	$61,379	$130,919	$159,906

Net income per share — basic	$0.71	$1.01	$2.14	$2.63
Weighted average shares — basic	60,667	60,869	61,058	60,758

Net income per share — diluted	$0.70	$1.00	$2.10	$2.62
Weighted average shares — diluted	62,158	61,084	62,292	61,017

Non-GAAP Financial Measures
Net income as reported	$43,241	$61,379	$130,919	$159,906
Acquisition-related write-downs of assumed deferred revenue	—	2,191	1,283	2,191
Stock-based compensation expense	63,220	51,222	121,289	98,883
Amortization of purchased intangible assets	12,206	8,620	22,912	13,208
Facility-exit costs	5,065	1,254	6,401	3,011
Acquisition-related charges	27,978	23,453	45,643	31,719
Impairment charges	33,825	—	33,825	—
Restructuring charges	—	—	—	7,800
Tax effects related to above items	(30,388)	(12,172)	(45,661)	(25,406)
Net income excluding acquisition-related write-downs of assumed deferred revenue, stock-based compensation expense, amortization of purchased intangible assets, facility-exit costs, acquisition-related charges, impairment charges and restructuring charges (non-GAAP) - diluted	$155,147	$135,947	$316,611	$291,312

Net income per share excluding acquisition-related write-downs of assumed deferred revenue, stock-based compensation expense, amortization of purchased intangible assets, facility-exit costs, acquisition-related charges, impairment charges and restructuring charges (non-GAAP) - diluted	$2.50	$2.23	$5.08	$4.77

Weighted average shares - diluted	62,158	61,084	62,292	61,017

(1) GAAP net product revenues	$309,189	$259,538	$597,234	$494,074
Acquisition-related write-downs of assumed deferred revenue	—	2,191	1,283	2,191
Non-GAAP net product revenues	309,189	261,729	598,517	496,265
GAAP net service revenues	336,098	323,911	672,670	658,680
Acquisition-related write-downs of assumed deferred revenue	—	—	—	—
Non-GAAP net service revenues	336,098	323,911	672,670	658,680
Total non-GAAP net revenues	$645,287	$585,640	$1,271,187	$1,154,945

(2) Includes stock-based compensation expense as follows:
Cost of net revenues	$7,352	$6,434	$14,694	$11,923
Sales and marketing	27,040	22,638	52,283	44,404
Research and development	17,717	12,557	32,704	23,759
General and administrative	11,111	9,593	21,608	18,797
	$63,220	$51,222	$121,289	$98,883

(3) Includes amortization of purchased intangible assets as follows:
Cost of net revenues	$8,799	$5,953	$16,181	$9,050
Sales and marketing	2,832	2,153	5,581	3,114
General and administrative	575	514	1,150	1,044
	$12,206	$8,620	$22,912	$13,208

(4) Includes facility-exit costs as follows:
Cost of net revenues	$984	$180	$1,156	$501
Sales and marketing	1,457	391	1,863	1,077
Research and development	1,544	408	1,878	1,153
General and administrative	1,080	275	1,504	280
	$5,065	$1,254	$6,401	$3,011

(5) Includes acquisition-related charges as follows:
Cost of net revenues	$32	$13	$2,522	$13
Sales and marketing	9,917	3,364	14,688	3,773
Research and development	9,046	746	13,439	780
General and administrative	8,983	19,330	14,994	27,153
	$27,978	$23,453	$45,643	$31,719

(6) Includes impairment charges as follows:
Cost of net revenues	$4,388	$—	$4,388	$—
Sales and marketing	10,256	—	10,256	—
Research and development	9,845	—	9,845	—
General and administrative	9,336	—	9,336	—
	$33,825	$—	$33,825	$—

F5 Networks, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Six Months Ended
	March 31,
	2021	2020
Operating activities
Net income	$130,919	$159,906
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	121,289	98,447
Depreciation and amortization	56,185	43,112
Non-cash operating lease costs	19,415	18,970
Deferred income taxes	(17,962)	5,353
Impairment of assets	40,698	—
Other	105	54
Changes in operating assets and liabilities (excluding effects of the acquisition of businesses):
Accounts receivable	(79,649)	4,317
Inventories	3,327	3,459
Other current assets	(32,939)	(19,603)
Other assets	(29,066)	(4,298)
Accounts payable and accrued liabilities	(14,529)	(1,936)
Deferred revenue	93,493	43,987
Lease liabilities	(25,447)	(25,948)
Net cash provided by operating activities	265,839	325,820
Investing activities
Purchases of investments	(65,725)	(195,123)
Maturities of investments	126,711	237,892
Sales of investments	269,986	232,255
Acquisition of businesses, net of cash acquired	(411,319)	(955,574)
Purchases of property and equipment	(14,090)	(35,463)
Net cash used in investing activities	(94,437)	(716,013)
Financing activities
Proceeds from the exercise of stock options and purchases of stock under employee stock purchase plan	28,687	21,443
Repurchase of common stock	(500,000)	(50,009)
Proceeds from term debt agreement	—	400,000
Payments on term debt agreement	(10,000)	—
Payments for debt issuance costs	—	(3,040)
Taxes paid related to net share settlement of equity awards	(7,928)	—
Net cash (used in) provided by financing activities	(489,241)	368,394
Net decrease in cash, cash equivalents and restricted cash	(317,839)	(21,799)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	494	(1,090)
Cash, cash equivalents and restricted cash, beginning of period	852,826	602,254
Cash, cash equivalents and restricted cash, end of period	$535,481	$579,365
Supplemental disclosures of cash flow information
Cash paid for amounts included in the measurement of lease liabilities	$30,809	$30,067
Cash paid for interest on long-term debt	2,724	2,089
Supplemental disclosures of non-cash activities
Right-of-use assets obtained in exchange for lease obligations	$9,523	$399,203